ANGION BIOMEDICA CORP.
7-57 WELLS AVENUE
NEWTON, MA 02459

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 9:00 A.M. PT on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ANGN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 9:00 A.M. PT on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13620-TBD — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANGION BIOMEDICA CORP.

The Board of Directors recommends you vote FOR the proposals 1, 2, 3, 5 and 6 and FOR each of the nominees in proposal 4.

	For	Against	Abstain
1. To approve the issuance of shares of Angion Biomedica Corp. ("Angion") capital stock in connection with the Agreement and Plan of Merger and Reorganization, dated January 17, 2023, as may be amended from time to time, pursuant to which Arkham Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Angion, will merge with and into Elicio Therapeutics, Inc. ("Elicio"), with Elicio surviving as a wholly owned subsidiary of Angion (the "Merger"), which will represent more than 20% of the shares of Angion common stock outstanding immediately prior to the Merger and result in a change of control of Angion, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b) (the "Stock Issuance Proposal").	☐	☐	☐
2. To approve an amendment to the amended and restated certificate of incorporation of Angion to effect a reverse stock split of Angion common stock at a ratio within the range between 5-for-1 to 30-for-1 (with such ratio to be mutually agreed upon by Angion and Elicio prior to the effectiveness of the Merger or, if the Stock Issuance Proposal is not approved by Angion stockholders, determined solely by the Angion board of directors ("Board")) (the "Reverse Stock Split Proposal").	☐	☐	☐
3. To approve an amendment to the Angion amended and restated certificate of incorporation to provide for the exculpation of officers.	☐	☐	☐

4. To elect the Angion Board nominees to the Angion Board in the class of directors to hold office until the 2026 Annual Meeting of Stockholders.

Nominees:

	For	Withhold
4a. Itzhak Goldberg, M.D., F.A.C.R.	☐	☐
4b. Allen R. Nissenson, M.D.	☐	☐

	For	Against	Abstain
5. To ratify the selection of Moss Adams LLP as Angion's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
6. To approve a postponement or adjournment of the Angion special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal and/or the Reverse Stock Split Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement are available at www.proxyvote.com.

V13621-TBD

ANGION BIOMEDICA CORP.
Special Meeting of Stockholders
[TBD] 9:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jay R. Venkatesan and Jennifer J. Rhodes, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Angion Biomedica Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ANGN2023 at 9:00 a.m. Pacific Time on [TBD], and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS PROPOSALS 1, 2, 3, 5 AND 6 AND "FOR" EACH OF THE NOMINEES IN PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE